Exhibit 99
                         Joint Filer Information (cont.)


Designated Filer:             BLUM CAPITAL PARTNERS, L.P.
Statement for Month/Day/Year: January 18, 2005
Issuer & Symbol:              PRG-Schultz International, Inc. (PRGX)
Address of each Reporting Person for this Form 4:
909 Montgomery Street
Suite 400
San Francisco, CA  94133
Relationship to Issuer of each Reporting Person:  10% Owner



BLUM STRATEGIC GP II, L.L.C.       BLUM STRATEGIC PARTNERS II, L.P.
                                   By:  BLUM STRATEGIC GP II, L.L.C.,
                                        its general partner


By:  /s/ Gregory D. Hitchan        By:  /s/ Gregory D. Hitchan
     ----------------------             ----------------------
     Gregory D. Hitchan,                Gregory D. Hitchan,
     Member and General Counsel         Member and General Counsel



BLUM STRATEGIC PARTNERS II GMBH & CO. KG
By:  BLUM STRATEGIC GP II, L.L.C.,
       its managing limited partner


By:  /s/ Gregory D. Hitchan
     ---------------------------
     Gregory D. Hitchan,
     Member and General Counsel



RICHARD C. BLUM


By:  /s/ Gregory D. Hitchan
     -------------------------------
     Gregory D. Hitchan, Attorney-in-Fact